 EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
NBT Bancorp Inc.:

We consent to incorporation by reference in the Registration Statements on Form S-3 (File No. 333-203795) and Forms S-8 (File Nos. 333-71830, 333-72772, 333-73038, 333-66472, 333-97995, 333-107479, 333-107480, 333-127098, 333-139956, 333-150956 and 333-168332) of NBT Bancorp Inc. and subsidiaries (the "Company") of our reports dated March 1, 2018, with respect to the consolidated balance sheets of the Company as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2017 and the related notes (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of NBT Bancorp Inc.

/s/ KPMG LLP

Albany, New York
March 1, 2018